Exhibit 5

[Letterhead of Womble Carlyle Sandridge & Rice, PLLC]

October 30, 2002

Old Dominion Freight Line, Inc.
500 Old Dominion Way
Thomasville, NC 27360

Re:	Registration Statement on Form S-2
Relating to 3,500,000 Shares of Common Stock

Gentlemen:

We are acting as counsel to Old Dominion Freight Line, Inc. (the “Company”) in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 3,500,000 shares of the Company’s common stock, $.10 par value per share (the “Common Stock”), consisting of 2,404,124 shares of Common Stock to be sold by the Company, including 455,000 shares that are the subject of an over-allotment option to be granted to the Company’s underwriters (the “Primary Shares”), and 1,095,876 shares of Common Stock to be sold by Old Dominion Truck Leasing, Inc. (the “Secondary Shares”). We have assisted the Company in the preparation of a Registration Statement on Form S-2 relating to the Primary Shares and the Secondary Shares (the “Registration Statement”), including Amendment No. 1 thereto to be filed today with the Securities and Exchange Commission (the “Commission”). We are providing this opinion pursuant to the requirements of Item 16 of Form S-2 and Item 601(b)(5) of Regulation S-K under the Act.

We have reviewed and are familiar with the Registration Statement, the records relating to the organization of the Company, including its articles of incorporation and bylaws and all amendments thereto, and all records of all proceedings taken by the Board of Directors and shareholders of the Company pertinent to the rendering of this opinion.

Based on the foregoing, it is our opinion that the Secondary Shares are, and, when sold as described in the Registration Statement, the Primary Shares will be, duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement and to the use of our name in the Registration Statement under the caption “Legal Matters” in the prospectus included as a part thereof. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or other rules and regulations of the Commission thereunder.

Very truly yours,

/s/    WOMBLE CARLYLE SANDRIDGE & RICE, PLLC